Exhibit 3.1 (xiii)

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2836071

The Registrar of Companies for England and Wales hereby certifies that

COTT UK LIMITED

having by special resolution changed its name, is now incorporated under the name of

COTT BEVERAGES LIMITED

Given at Companies House, London, the 28th November 1997

/s/ L. Barnes
MRS. L. BARNES
For The Registrar Of Companies

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2836071

The Registrar of Companies for England and Wales hereby certifies that

BENJAMIN SHAW (PONTEFRACT) LIMITED

having by special resolution changed its name, is now incorporated under the name of

COTT UK LIMITED

Given at Companies House, Cardiff, the 31st July 1995

/s/ A. F. Fletcher
A. F. FLETCHER
For the Registrar of Companies

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2836071

The Registrar of Companies for England and Wales hereby certifies that

THOA COMPUTERS LIMITED

having by special resolution changed its name, is now incorporated under the name of

BENJAMIN SHAW (PONTEFRACT) LIMITED

Given at Companies House, London, the 26th January 1994

/s/ L. Mills
MRS L. MILLS
For The Registrar Of Companies

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

No. 2836071

I hereby certify that

THOA COMPUTERS LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 14 JULY 1993

/s/ M. Lewis
M. LEWIS an authorised officer